EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Fourth Quarter and Full-Year 2020 Results

ENGLEWOOD CLIFFS, N.J., Jan. 28, 2021 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $25.6 million for the fourth quarter of 2020 compared with $24.8 million for the third quarter of 2020 and $20.8 million for the fourth quarter of 2019.  Diluted earnings per share were $0.64 in the fourth quarter of 2020 compared with $0.62 in the third quarter of 2020 and $0.59 in the fourth quarter of 2019.  Full-year 2020 net income was $71.3 million, compared to $73.4 million for the full-year 2019. Diluted earnings per share for the full-year 2020 was $1.79, compared with $2.07 for the full-year 2019.

Included in net income were provisions for loan losses of $5.0 million for both the fourth and third quarters of 2020 and $2.0 million for the fourth quarter of 2019.  Also included in net income were merger and restructuring expenses of $0.9 million for the fourth quarter of 2019, while there were no such charges in both the fourth and third quarters of 2020.  On a pre-tax, pre-provision and pre-merger charges basis, earnings were $38.0 million for the fourth quarter of 2020, $37.6 million for the third quarter of 2020, and $28.4 million for the fourth quarter of 2019.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer, stated, “ConnectOne had a great finish to the year and I’m extremely pleased with the continued execution of our operating strategies. We reported record pretax, pre-provision earnings, our net interest margin widened for the fourth consecutive quarter, we have begun to reengage in organic loan growth, and our efficiency ratio improved to 39.5%. Even with an additional $5 million in loan loss provisioning, we delivered outstanding performance metrics for the quarter. Return on assets was 1.4% and our return on tangible common equity exceeded 15% while our tangible book value per share increased by $0.62 per share, or nearly 4%, in just one quarter to $17.49. Consistent with the progression we have anticipated, total COVID-19 related deferrals as of year-end fell to $210 million, or approximately 3.5% of total loans.”

“Our hearts go out to those who were impacted by the virus as we also watched our communities demonstrate resilience and strength. I’m equally proud of the role the ConnectOne team played in supporting our clients during this challenging time and grateful to our Board of Directors for their unwavering commitment and guidance,” Mr. Sorrentino added. “We continue to operate our Bank efficiently and effectively and are optimistic that the operating environment will continue to improve throughout 2021, resulting in strong growth, favorable lending spreads, and best-in-class performance metrics for ConnectOne. Over the past year, our capital and reserves have grown significantly, providing us the flexibility to grow both organically and through opportunistic M&A, and to return excess capital to shareholders. As a technology-forward bank, we look forward to furthering our investments in infrastructure, communication tools and digital channels as we position our bank for growth in a post-pandemic environment.”

“Underscoring our solid capital position and our continued confidence in ConnectOne’s future performance, we are pleased to announce that our Board of Directors has reinstated our previously suspended share repurchase program,” Mr. Sorrentino concluded. The Company has approximately 0.6 million shares remaining of the total authorized 1.2 million shares to repurchase.

Dividend Declaration

The Company announced that its Board of Directors declared a cash dividend on its common stock of $0.09 per share. The dividend will be paid on March 1, 2021, to all shareholders of record on February 15, 2021.

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2020 was $61.8 million, an increase of $0.8 million, or 1.4%, from the third quarter of 2020.  The increase from the third quarter of 2020 resulted from a 1.1% increase in average interest-earning assets and a 1 basis-point widening of the net interest margin to 3.50% from 3.49%. The net interest margin widened despite the negative impact of additional liquidity in the quarter, reflecting continued improvement in the Bank’s cost and mix of funding sources as well as the resiliency of our asset yields. Included in interest income in the fourth quarter of 2020 was Paycheck Protection Program (“PPP”) fee income of approximately $2.4 million, compared to $3.5 million in the third quarter of 2020. Deferred PPP fees were $5.7 million as of December 31, 2020.

Fully taxable equivalent net interest income for the fourth quarter of 2020 increased by $13.9 million, or 29.0%, from the fourth quarter of 2019.  The increase from the fourth quarter of 2019 resulted primarily from a 24.3% increase in average interest-earning assets, largely due to PPP originations and the Bancorp of New Jersey (“BNJ”) acquisition, and a 14 basis-point widening of the net interest margin to 3.50% from 3.36%.  The widening of the net interest margin resulted from a 76 basis-point reduction in the cost of funding interest-earning assets, partially offset by a 50 basis-point reduction in the yield on average interest-earning assets.

Noninterest income totaled $3.4 million in the fourth quarter of 2020, $3.5 million in the third quarter of 2020 and $2.2 million in the fourth quarter of 2019.  The decrease in noninterest income of $0.1 million from the third quarter of 2020 was primarily attributable to a decrease in BOLI income of $0.3 million, which resulted from a third quarter 2020 death benefit, offset by an increase in net gains on sale of commercial and residential loans. The increase in noninterest income of $1.2 million from the fourth quarter of 2019 was primarily attributable to an increase in BOLI income and an increase in gains on sale of loans.

Noninterest expenses totaled $26.4 million for the fourth quarter of 2020, $26.5 million for the third quarter of 2020 and $22.2 million for the fourth quarter of 2019.  Included in noninterest expenses were merger-related charges totaling $0.9 million during the fourth quarter of 2019, while there were no such charges in the fourth and third quarters of 2020.  Noninterest expenses decreased by $0.1 million from the third quarter of 2020.  The decrease was primarily the result of lower salaries and employee benefits of $0.5 million due to the final realization of cost saves related to the BNJ acquisition and lower incentive compensation accruals, and a $0.2 million decrease in FDIC insurance expense, partially offset by a $0.6 million increase in professional and consulting, occupancy and other expenses. Noninterest expenses increased by $5.1 million, excluding merger-related charges, from the fourth quarter of 2019.  The increase was primarily the result of the BNJ acquisition which contributed to increases of $1.7 million in salaries and employee benefits, $1.3 million in occupancy and equipment, $0.8 million in professional and consulting and $0.3 million in data processing.

Income tax expense was $7.8 million for both the fourth and third quarters of 2020 and $6.2 million for the fourth quarter of 2019.  The effective tax rates for the fourth quarter of 2020, third quarter of 2020 and fourth quarter of 2019 were 23.5%, 23.9% and 23.0%, respectively.  The currently estimated effective tax rate for core earnings in 2021 is in the 23%-24% range, assuming no change in statutory rates.

Asset Quality

The Company has postponed the adoption of the current expected credit losses (“CECL”) accounting standard as permitted under the accounting relief provisions of the CARES Act. While management is still evaluating its options, we currently anticipate CECL adoption to occur as of January 1, 2021.

The provision for loan losses was $5.0 million for both the fourth and third quarters of 2020, and $0.5 million for the fourth quarter of 2019.  We continue to work with our borrowers, where necessary, to provide additional support and guidance during this unprecedented difficult operating environment. The Bank has relatively low exposure to perceived at-risk industries, such as energy and hospitality and, consistent with our extensive experience and low loss history in real estate lending, a large portion of our loan portfolio is well-secured and was underwritten with prudent loan-to-value ratios, debt service coverage ratios and cap rates.  Meanwhile, our well-managed commercial lending program, which has avoided higher risk industries, is virtually all full recourse. Nevertheless, as the pandemic crisis persists, there remains potential for increased levels of impaired loans across all segments of the portfolio.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $61.7 million as of December 31, 2020, $65.5 million as of September 30, 2020 and $49.5 million as of December 31, 2019. Included in nonperforming assets were taxi medallion loans totaling $23.0 million as of December 31, 2020 and September 30, 2020 and $23.4 million as of December 31, 2019.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.82% as of December 31, 2020, 0.88% as of September 30, 2020 and 0.80% as of December 31, 2019.  Excluding the taxi medallion loans, nonaccrual loans were $38.2 million as of December 31, 2020, $42.5 million as of September 30, 2020 and $26.1 million as of December 31, 2019, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.62%, 0.68% and 0.51%, respectively.

The annualized net loan charge-off (recovery) ratio was 0.00% for the fourth quarter of 2020, (0.03)% for the third quarter of 2020 and 0.08% for the fourth quarter of 2019. During the third quarter of 2020, the Bank received a $0.8 million recovery on a previously charged-off commercial real estate credit.  The allowance for loan losses represented 1.27%, 1.19%, and 0.75% of loans receivable as of December 31, 2020, September 30, 2020 and December 31, 2019, respectively.  Excluding PPP loans, the allowance for loan losses represented 1.36%, 1.29%, and 0.75% of loans receivable as of December 31, 2020, September 30, 2020 and December 31, 2019, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 204.9% as of December 31, 2020, 174.9% as of September 30, 2020 and 147.0% as of December 31, 2019.

Selected Balance Sheet Items

The Company’s total assets were $7.6 billion, an increase of $1.4 billion from December 31, 2019.  Loans receivable were $6.2 billion, an increase of $1.1 billion from December 31, 2019.  The increase in total assets and loans receivable were primarily attributable to the acquisition of BNJ and the origination of PPP loans.  As of December 31, 2020, PPP loans totaled $398 million.

The Company’s stockholders’ equity was $915 million as of December 31, 2020, an increase of $184 million from December 31, 2019. The increase in stockholders’ equity was primarily attributable to the acquisition of BNJ, which increased capital by $118 million, and an increase of $60 million in retained earnings.  As of December 31, 2020, the Company’s tangible common equity ratio and tangible book value per share were 9.50% and $17.49, respectively.  As of December 31, 2019, the tangible common equity ratio and tangible book value per share were 9.38% and $16.06, respectively. Total goodwill and other intangible assets were approximately $219 million as of December 31, 2020 and $168 million and December 31, 2019.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2020 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 28, 2021 to review the Company's financial performance and operating results.  The conference call dial-in number is 201-689-8471, access code 13714733. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 28, 2021 and ending on Thursday, February 4, 2021 by dialing 412-317-6671, access code 13714733.  An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located across New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, as supplemented by the Company’s subsequent filings with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Emily Holtzman, MWWPR
631.742.9568; eholtzman@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and due from banks	$63,637	$65,717
Interest-bearing deposits with banks	240,119	135,766
Cash and cash equivalents	303,756	201,483

Securities available-for-sale	487,955	404,701
Equity securities	13,387	11,185

Loans held-for-sale	4,710	33,250

Loans receivable	6,236,307	5,113,527
Less: Allowance for loan losses	79,226	38,293
Net loans receivable	6,157,081	5,075,234

Investment in restricted stock, at cost	25,099	27,397
Bank premises and equipment, net	30,108	19,236
Accrued interest receivable	35,317	20,949
Bank owned life insurance	165,960	137,961
Right of use operating lease assets	16,159	15,137
Goodwill	208,372	162,574
Core deposit intangibles	10,977	5,460
Other assets	88,458	59,465
Total assets	$7,547,339	$6,174,032

LIABILITIES
Deposits:
Noninterest-bearing	$1,339,108	$861,728
Interest-bearing	4,620,116	3,905,814
Total deposits	5,959,224	4,767,542
Borrowings	425,954	500,293
Operating lease liabilities	18,026	16,449
Subordinated debentures, net of debt issuance costs	202,648	128,885
Other liabilities	26,177	29,673
Total liabilities	6,632,029	5,442,842

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	586,946	468,571
Additional paid-in capital	23,887	21,344
Retained earnings	331,951	271,782
Treasury stock	(30,271)	(29,360)
Accumulated other comprehensive income (loss)	2,797	(1,147)
Total stockholders' equity	915,310	731,190
Total liabilities and stockholders' equity	$7,547,339	$6,174,032

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	12-31-20	12-31-19	12-31-20	12-31-19
Interest income
Interest and fees on loans	$73,123	$64,833	$296,611	$255,479
Interest and dividends on investment securities:
Taxable	1,373	1,700	6,456	9,131
Tax-exempt	649	824	2,797	3,929
Dividends	374	409	1,642	1,778
Interest on federal funds sold and other short-term investments	69	242	694	1,167
Total interest income	75,588	68,008	308,200	271,484
Interest expense
Deposits	9,630	16,272	52,386	65,570
Borrowings	4,587	4,305	17,823	19,595
Total interest expense	14,217	20,577	70,209	85,165

Net interest income	61,371	47,431	237,991	186,319
Provision for loan losses	5,000	500	41,000	8,100
Net interest income after provision for loan losses	56,371	46,931	196,991	178,219

Noninterest income
Income on bank owned life insurance	1,314	914	5,007	3,484
Net gains on sale of loans held-for-sale	841	169	2,085	512
Deposit, loan and other income	1,300	1,209	7,077	4,025
Net (losses) gains on equity securities	(13)	(46)	202	294
Net (losses) gains on sale of securities available-for-sale	-	-	29	(280)
Total noninterest income	3,442	2,246	14,400	8,035

Noninterest expenses
Salaries and employee benefits	14,581	12,881	58,758	49,135
Occupancy and equipment	3,689	2,380	13,882	9,712
FDIC insurance	948	795	4,002	2,011
Professional and consulting	2,210	1,428	7,383	5,506
Marketing and advertising	256	273	1,200	1,353
Data processing	1,479	1,151	6,008	4,503
Merger and restructuring expenses	-	871	14,640	8,955
Loss on extinguishment of debt	-	-	-	1,047
Amortization of core deposit intangibles	628	340	2,559	1,408
Increase in value of acquisition price	-		2,333	-
Other expenses	2,611	2,078	10,236	8,598
Total noninterest expenses	26,402	22,197	121,001	92,228

Income before income tax expense	33,411	26,980	90,390	94,026
Income tax expense	7,770	6,197	19,101	20,631
Net income	$25,641	$20,783	$71,289	$73,395

Earnings per common share:
Basic	$0.64	$0.59	$1.80	$2.08
Diluted	0.64	0.59	1.79	2.07

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019

Selected Financial Data	(dollars in thousands)
Total assets	$7,547,339	$7,449,559	$7,617,184	$7,279,327	$6,174,032
Loans receivable:
Commercial	$1,092,404	$1,125,273	$1,151,025	$1,203,818	$1,096,224
PPP loans	397,492	474,022	473,999	-	-
Commercial real estate	2,103,468	2,001,311	1,987,695	1,981,149	1,559,354
Multifamily	1,712,153	1,703,290	1,723,273	1,762,651	1,518,400
Commercial construction	617,747	614,112	673,893	676,836	620,969
Residential	322,564	343,376	366,315	387,400	320,019
Consumer	1,853	1,876	2,001	1,965	3,328
Gross loans	6,247,681	6,263,260	6,378,201	6,013,819	5,118,294
Unearned net origination fees	(11,374)	(12,209)	(14,934)	(4,509)	(4,767)
Loans receivable	6,236,307	6,251,051	6,363,267	6,009,310	5,113,527
Loans held-for-sale	4,710	8,508	11,212	32,425	33,250
Total loans	$6,241,017	$6,259,559	$6,374,479	$6,041,735	$5,146,777

Investment securities	$501,342	$466,415	$431,833	$460,101	$415,886
Goodwill and other intangible assets	219,349	219,977	220,605	221,263	168,034
Deposits:
Noninterest-bearing demand	$1,339,108	$1,270,021	$1,276,070	$979,778	$861,728
Time deposits	1,464,133	1,619,609	1,807,864	1,974,400	1,553,721
Other interest-bearing deposits	3,155,983	2,909,126	2,742,927	2,555,014	2,352,093
Total deposits	$5,959,224	$5,798,756	$5,826,861	$5,509,192	$4,767,542

Borrowings	$425,954	$506,225	$667,062	$726,856	$500,293
Subordinated debentures (net of debt issuance costs)	202,648	202,552	202,476	128,967	128,885
Total stockholders' equity	915,310	890,736	867,741	853,710	731,190

Quarterly Average Balances
Total assets	$7,547,651	$7,474,002	$7,684,403	$7,106,027	$6,084,607
Loans receivable:
Commercial	$1,557,303	$1,610,423	$1,539,749	$1,146,773	$1,085,640
Commercial real estate (including multifamily)	3,704,197	3,679,297	3,722,966	3,723,991	3,074,889
Commercial construction	615,439	646,281	675,698	663,036	642,476
Residential	332,403	352,426	374,283	390,655	318,413
Consumer	3,309	2,536	1,898	3,007	4,165
Gross loans	6,212,651	6,290,963	6,314,594	5,927,462	5,125,583
Unearned net origination fees	(12,023)	(13,292)	(13,420)	(4,648)	(5,031)
Loans receivable	6,200,628	6,277,671	6,301,174	5,922,814	5,120,552
Loans held-for-sale	9,003	10,772	31,329	33,655	33,163
Total loans	$6,209,631	$6,288,443	$6,332,503	$5,956,469	$5,153,715

Investment securities	$469,820	$429,947	$452,224	$458,642	$427,973
Goodwill and other intangible assets	219,761	220,391	221,039	221,075	168,257
Deposits:
Noninterest-bearing demand	$1,294,447	$1,253,235	$1,277,428	$955,358	$844,332
Time deposits	1,577,338	1,728,129	1,905,165	1,962,714	1,533,425
Other interest-bearing deposits	3,094,536	2,881,592	2,639,052	2,660,755	2,348,752
Total deposits	$5,966,321	$5,862,956	$5,821,645	$5,578,827	$4,726,509

Borrowings	$410,098	$467,399	$798,648	$477,121	$452,837
Subordinated debentures (net of debt issuance costs)	202,595	202,502	141,904	128,913	128,830
Total stockholders' equity	906,153	883,364	868,796	864,241	732,173

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019

	(dollars in thousands, except for per share data)
Net interest income	$61,371	$60,549	$60,790	$55,281	$47,431
Provision for loan losses	5,000	5,000	15,000	16,000	500
Net interest income after provision for loan losses	56,371	55,549	45,790	39,281	46,931
Noninterest income
Income on bank owned life insurance	1,314	1,598	1,128	967	914
Net gains on sale of loans held-for-sale	841	614	237	393	169
Deposit, loan and other income	1,300	1,278	3,212	1,287	1,209
Net (losses) gains on equity securities	(13)	(7)	44	178	(46)
Net gains (losses) on sale of investment securities	-	-	-	29	-
Total noninterest income	3,442	3,483	4,621	2,854	2,246
Noninterest expenses
Salaries and employee benefits	14,581	15,114	14,500	14,563	12,881
Occupancy and equipment	3,689	3,566	3,156	3,471	2,380
FDIC insurance	948	1,105	1,093	856	795
Professional and consulting	2,210	1,926	1,673	1,574	1,428
Marketing and advertising	256	214	426	304	273
Data processing	1,479	1,470	1,586	1,473	1,151
Merger expenses	-	-	5,146	9,494	871
Amortization of core deposit intangible	628	627	652	652	340
Increase in value of acquisition price	-	-	2,333	-	-
Other expenses	2,611	2,456	2,498	2,671	2,078
Total noninterest expenses	26,402	26,478	33,063	35,058	22,197

Income before income tax expense	33,411	32,554	17,348	7,077	26,980
Income tax expense	7,770	7,768	2,516	1,047	6,197
Net income	$25,641	$24,786	$14,832	$6,030	$20,783

Weighted average diluted shares outstanding	39,726,791	39,653,832	39,611,712	39,510,810	35,245,285
Diluted EPS	$0.64	$0.62	$0.37	$0.15	$0.59

Reconciliation of GAAP Earnings to Pre-tax, Pre-provision and Pre-merger charges Earnings
Net income	$25,641	$24,786	$14,832	$6,030	$20,783
Income tax expense	7,770	7,768	2,516	1,047	6,197
Merger charges	-	-	5,146	9,494	871
Provision for loan losses	5,000	5,000	15,000	16,000	500
Pre-tax, pre-provision and pre-merger charges earnings	$38,411	$37,554	$37,494	$32,571	$28,351

Return on Assets Measures
Average assets	$7,547,651	$7,474,002	$7,684,403	$7,106,027	$6,084,607
Return on avg. assets	1.35%	1.32%	0.78%	0.34%	1.36%
Return on avg. assets (pre tax, pre-provision and pre-merger charges)	2.02	2.00	1.96	1.84	1.85

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019

Return on Equity Measures	(dollars in thousands)
Average common equity	$906,153	$883,364	$868,796	$864,241	$732,173
Less: average intangible assets	(219,761)	(220,391)	(221,039)	(221,075)	(168,257)
Average tangible common equity	$686,392	$662,973	$647,757	$643,166	$563,916

Return on avg. common equity (GAAP)	11.26%	11.16%	6.87%	2.81%	11.26%
Return on avg. tangible common equity (non-GAAP) (1)	15.12	15.14	9.50	4.06	14.79

Efficiency Measures
Total noninterest expenses	$26,402	$26,478	$33,063	$35,058	$22,197
Amortization of core deposit intangibles	(628)	(627)	(652)	(652)	(340)
Merger expenses	-	-	(5,146)	(9,494)	(871)
FDIC small bank assessment credit	-	-	-	-	-
Foreclosed property expense	(2)	-	(5)	10	8
Operating noninterest expense	$25,772	$25,851	$27,260	$24,922	$20,994

Net interest income (tax equivalent basis)	$61,840	$61,005	$61,253	$55,781	$47,929
Noninterest income	3,442	3,483	4,621	2,854	2,246
Net losses (gains) on equity securities	13	7	(44)	(178)	46
Net (gains) losses on sales of securities	-	-	-	(29)	-
Operating revenue	$65,295	$64,495	$65,830	$58,428	$50,221

Operating efficiency ratio (non-GAAP) (2)	39.5%	40.1%	41.4%	42.7%	41.8%

Net Interest Margin
Average interest-earning assets	$7,031,662	$6,962,499	$7,164,545	$6,584,508	$5,663,538

Net interest income (tax equivalent basis)	$61,840	$61,005	$61,253	$55,781	$47,929
Impact of purchase accounting fair value marks	(2,237)	(2,403)	(3,073)	(3,457)	(1,455)
Adjusted net interest income (tax equivalent basis)	$59,603	$58,602	$58,180	$52,324	$46,474

Net interest margin (GAAP)	3.50%	3.49%	3.44%	3.41%	3.36%
Adjusted net interest margin (non-GAAP) (3)	3.37	3.35	3.27	3.20	3.26

(1) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(2) Operating noninterest expense divided by operating revenue.
(3) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$915,310	$890,736	$867,741	$853,710	$731,190
Less: intangible assets	(219,349)	(219,977)	(220,605)	(221,263)	(168,034)
Tangible common equity	$695,961	$670,759	$647,136	$632,447	$563,156

Total assets	$7,547,339	$7,449,559	$7,617,184	$7,279,327	$6,174,032
Less: intangible assets	(219,349)	(219,977)	(220,605)	(221,263)	(168,034)
Tangible assets	$7,327,990	$7,229,582	$7,396,579	$7,058,064	$6,005,998

Common shares outstanding	39,785,398	39,753,033	39,753,033	39,704,921	35,072,066

Common equity ratio (GAAP)	12.13%	11.96%	11.39%	11.73%	11.84%
Tangible common equity ratio (non-GAAP) (4)	9.50	9.28	8.75	8.96	9.38

Regulatory capital ratios (Bancorp):
Leverage ratio	9.51%	9.30%	8.99%	9.20%	9.54%
Common equity Tier 1 risk-based ratio	10.79	10.63	10.04	9.63	9.95
Risk-based Tier 1 capital ratio	10.87	10.72	10.12	9.71	10.04
Risk-based total capital ratio	15.08	14.94	14.32	12.46	12.95

Regulatory capital ratios (Bank):
Leverage ratio	10.63%	10.41%	10.12%	10.36%	10.81%
Common equity Tier 1 risk-based ratio	12.24	12.00	11.38	10.93	11.37
Risk-based Tier 1 capital ratio	12.24	12.00	11.38	10.93	11.37
Risk-based total capital ratio	10.00	13.70	12.96	12.25	12.63

Book value per share (GAAP)	$23.01	$22.41	$21.83	$21.50	$20.85
Tangible book value per share (non-GAAP) (5)	17.49	16.87	16.28	15.93	16.06

Net Loan (Recoveries) Charge-Off Detail
Net loan charge-offs (recoveries) :
Charge-offs	$900	$257	$462	$115	$1,029
Recoveries	(833)	(800)	(4)	(3)	(22)
Net loan (recoveries) charge-offs	$67	$(543)	$458	$112	$1,007
Net loan (recoveries) charge-offs as a % of average loans receivable (annualized)	0.00%	(0.03)%	0.03%	0.01%	0.08%

Asset Quality
Nonaccrual taxi medallion loans	$23,024	$23,024	$23,024	$23,024	$23,431
Nonaccrual loans (excluding taxi medallion loans)	38,672	42,470	41,556	39,349	26,050
Total nonperforming assets	$61,696	$65,494	$64,580	$62,373	$49,481

Performing troubled debt restructurings	$23,655	$18,241	$20,418	$21,293	$21,410

Allowance for loan losses ("ALLL")	$79,226	$74,267	$68,724	$54,169	$38,293

Loans receivable	$6,236,307	$6,251,051	$6,363,267	$6,009,310	$5,113,527
Less: taxi medallion loans	24,659	24,634	24,603	24,575	24,977
Loans receivable (excluding taxi medallion loans)	$6,211,648	$6,226,417	$6,338,664	$5,984,735	$5,088,550

Loans receivable	$6,236,307	$6,251,051	$6,363,267	$6,009,310	$5,113,527
Less: PPP loans	397,492	474,022	473,999	-	-
Loans receivable (excluding PPP loans)	$5,838,815	$5,777,029	$5,889,268	$6,009,310	$5,113,527

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.62%	0.68%	0.66%	0.66%	0.51%
Nonaccrual loans as a % of loans receivable	0.99	1.05	1.01	1.04	0.97
Nonperforming assets as a % of total assets	0.82	0.88	0.85	0.86	0.80
ALLL as a % of loans receivable	1.27	1.19	1.08	0.90	0.75
ALLL as a % of loans receivable (excluding PPP loans)	1.36	1.29	1.17	0.90	0.75
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	204.9	174.9	165.4	137.7	147.0
ALLL as a % of nonaccrual loans	128.4	113.4	106.4	86.8	77.4

(4) Tangible common equity divided by tangible assets.
(5) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$460,471	$2,194	1.90%	$420,362	$2,176	2.06%	$423,857	$2,737	2.56%
Loans receivable and loans held-for-sale (2) (3) (4)	6,209,631	73,420	4.70	6,288,443	75,028	4.75	5,153,715	65,118	5.01
Federal funds sold and interest-
bearing deposits with banks	337,172	69	0.08	227,617	47	0.08	60,705	242	1.58
Restricted investment in bank stock	24,388	374	6.10	26,077	426	6.50	25,261	409	6.42
Total interest-earning assets	7,031,662	76,057	4.30	6,962,499	77,677	4.44	5,663,538	68,506	4.80
Allowance for loan losses	(74,943)			(69,381)			(39,094)
Noninterest-earning assets	584,145			580,884			460,163
Total assets	$7,540,864			$7,474,002			$6,084,607

Interest-bearing liabilities:
Time deposits	$1,577,338	$6,682	1.69	$1,728,129	$8,174	1.88	$1,533,425	$9,573	2.48
Other interest-bearing deposits	3,094,536	2,948	0.38	2,881,592	3,773	0.52	2,348,752	6,699	1.13
Total interest-bearing deposits	4,671,874	9,630	0.82	4,609,721	11,947	1.03	3,882,177	16,272	1.66

Borrowings	410,098	1,856	1.80	467,399	1,992	1.70	452,837	2,431	2.13
Subordinated debentures, net of debt issuance costs	202,595	2,699	5.30	202,502	2,700	5.30	128,830	1,839	5.66
Capital lease obligation	2,164	32	5.88	2,211	33	5.94	2,348	35	5.91
Total interest-bearing liabilities	5,286,731	14,217	1.07	5,281,833	16,672	1.26	4,466,192	20,577	1.83

Noninterest-bearing demand deposits	1,294,447			1,253,235			844,332
Other liabilities	53,533			55,570			41,910
Total noninterest-bearing liabilities	1,347,980			1,308,805			886,242
Stockholders' equity	906,153			883,364			732,173
Total liabilities and stockholders' equity	$7,540,864			$7,474,002			$6,084,607

Net interest income (tax equivalent basis)		61,840			61,005			47,929
Net interest spread (5)			3.23%			3.18%			2.97%

Net interest margin (6)			3.50%			3.49%			3.36%

Tax equivalent adjustment		(469)			(456)			(498)
Net interest income		$61,371			$60,549			$47,431
______________________________

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.